                                                                    EXHIBIT 99.2



[POET HOLDINGS, INC. LETTERHEAD] PRESS RELEASE


POET HOLDINGS, INC. ANNOUNCES THIRD QUARTER REVENUES OF $1.7 MILLION


HAMBURG, GERMANY - OCTOBER 22, 2002: Poet Holdings, Inc. (Neuer Markt: POXA), a leading provider of comprehensive catalog infrastructure solutions, today announced financial results for the three month period ended September 30, 2002.

Revenues for the third quarter of fiscal 2002 decreased 8%, to $1.7 million, as compared with revenues of $1.8 million for the quarter ended September 30, 2001. While revenues were strong in Europe the company recorded a shortfall in the US. The net loss for the quarter ended September 30, 2002 was $4.2 million (including one-time restructuring charges of $1.8 million), or $0.39 per share, based on weighted average shares outstanding of approximately 10,893,000, compared to a net loss of $3.3 million, or $0.30 per share, for the quarter ended September 30, 2001, based on weighted average shares outstanding of approximately 10,848,000. The operating loss before restructuring charges for the third quarter of fiscal 2002 decreased 30% to $2.5 million as compared with an operating loss of $3.5 million in the quarter ended September 30, 2001. Revenues from the sale of products for the third quarter of fiscal 2002 decreased 22% to $0.8 million as compared with product revenues of $1.1 million for the quarter ended September 30, 2001.

"We have achieved solid revenue growth in Europe with total revenues of $1.4 million in the quarter ended September 30, 2002, representing an increase of 56% over the same period last year, despite the very difficult economic environment and the restructuring of our operations," stated Jochen Witte, President and CEO. "Going forward we anticipate a similar revenue mix of approximately 80% from Europe and 20% from the USA and Asia Pacific. Our restructuring efforts are proceeding according to plan, and we are creating a very cost-efficient organization with excellent products, a very satisfied top-level customer base and a realistic path to break even".

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[POET HOLDINGS, INC. LETTERHEAD] PRESS RELEASE


Product license revenues attributable to Poet eSupplier Solutions products increased approximately $22,000, or 8%, to $309,000 in the quarter ended September 30, 2002, from approximately $287,000 in the quarter ended September 30, 2001. Product license revenues attributable to Poet's object database product line, FastObjects, decreased approximately $250,000, or 32%, to $523,000 in the quarter ended September 30, 2002, from approximately $773,000 in the quarter ended September 30, 2001. Total consulting and training revenues increased approximately $50,000, or 15%, to $392,000 in the quarter ended September 30, 2002, from $342,000 in the quarter ended September 30, 2001. Total support and maintenance revenues increased approximately $40,000, or 9%, to $483,000 in the quarter ended September 30, 2002, from $443,000 in the quarter ended September 30, 2001.

Total costs and operating expenses excluding restructuring charges for the quarter ended September 30, 2002 decreased approximately $1.2 million or 22%, to $4.2 million as compared to $5.4 million for the same period in 2001. Total costs and operating expenses including restructuring charges for the quarter ended September 30, 2002 increased approximately $580,000, or 11%, to $6.0 million as compared to $5.4 million for the same period in 2001. Selling and marketing expenses decreased approximately $1.2 million, or 41%, to $1.7 million in the quarter ended September 30, 2002 as compared to $3.0 million in the quarter ended September 30, 2001, primarily as a result of decreased sales and marketing personnel and related expenses.

As previously announced, the Company is implementing cost reduction measures in response to the uncertainties in the United States economy by winding down the US subsidiary, Poet Software Corporation. The Company is reducing its overall workforce by 43% from 139 employees on June 30, 2002 to approximately 79 employees by December 31, 2002. The Company has recorded a charge of $1.8 million in the quarter ended September 30, 2002 for estimated costs related to the restructuring.

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[POET HOLDINGS, INC. LETTERHEAD] PRESS RELEASE


The Company continues to project achieving break-even from its operations on a quarterly basis in the second half of 2003 based upon total quarterly expenses of approximately $2.4 to $2.5 million. The Company had cash and short term investments of $13.3 million on September 30, 2002, and it anticipates cash and short term investments of approximately $8.0 to 8.5 million at achievement of break-even.


FURTHER INFORMATION:
Poet Holdings, Inc.
Swantje Stoevhase
Investor Relations
Kattjahren 4-8
D-22359 Hamburg
Phone: +49 40 60990-0
Fax: +49 40 60990-114
investor@poet.com
www.poet.com



ABOUT POET HOLDINGS, INC.

Poet Holdings, Inc. offers comprehensive supplier enablement applications for B2B eCommerce. The Poet eSupplier Solutions product family helps enterprises to establish new business relationships with their partners, customers and buying organizations, and to efficiently develop new distribution channels through electronic marketplaces. The Company also provides "FastObjects by Poet", the award-winning object database designed for management of complex data in embedded systems and applications.

Poet Holdings, Inc. is headquartered in San Mateo, California, with offices throughout the US and Western Europe. The Company is traded on the Frankfurt Stock Exchange (Neuer Markt: POXA). For more information, visit www.poet.com or call 650-577-2500.

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[POET HOLDINGS, INC. LETTERHEAD] PRESS RELEASE


                                       ###

This press release contains forward-looking statements based on current expectations that involve risks and uncertainties, including risks associated with uncertainties pertaining to the timing and level of customer orders, demand for and market acceptance of products and services, development of markets for Poet Holdings, Inc. products and services, the U.S. and global economies, currency exchange fluctuations, revenue projections and other risks identified in Poet Holdings, Inc. SEC filings, including our report filed on Form 10-K for the year ended December 31, 2001, filed with the Securities and Exchange Commission (SEC). Due to these risks and uncertainties, Poet Holdings, Inc.'s actual results, events and performance may differ materially from the results discussed in the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Poet Holdings, Inc. undertakes no obligation to release publicly the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

The unaudited financial statements that follow should be read in conjunction with the notes set forth in Poet Holdings, Inc. Form 10-K filed with the United States Securities and Exchange Commission.

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[POET HOLDINGS, INC. LETTERHEAD] PRESS RELEASE


POET HOLDINGS, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share and par value amounts)


                                                ASSETS
                                                                       September 30,   December 31,
                                                                           2002           2001
                                                                       -------------   ------------
Current assets:
    Cash and equivalents                                                 $  7,059       $ 10,905
    Short term investments                                                  6,297         10,899
    Accounts receivable (net of allowances of $227 and $508 in
    2002 and 2001, respectively)                                            1,869          1,993
    Inventories and other current assets                                      325            450
                                                                         --------       --------
      Total current assets                                                 15,550         24,247
Property, furniture and equipment, net                                        652          1,074
Other assets                                                                  502            317
                                                                         --------       --------
Total assets                                                             $ 16,704       $ 25,638
                                                                         ========       ========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
    Accounts payable                                                     $    307       $    582
    Accrued liabilities                                                     1,718          1,564
    Divesture accruals                                                        630
    Deferred revenue                                                          736            890
    Current portion of debt (including capital lease obligations)              --             57
                                                                         --------       --------
      Total current liabilities                                             3,391          3,093
                                                                         --------       --------

Stockholders' equity:
    Preferred stock, $0.001 par value; 3,000,000 shares authorized;
    no shares outstanding                                                      --             --
    Common stock, $0.001 par value; 100,000,000 shares authorized
    Shares outstanding: 2002 - 10,893,646; 2001 - 10,876,912                   11             11
    Additional paid in capital                                             66,311         66,331
    Deferred stock compensation                                               (29)          (126)
    Accumulated deficit                                                   (53,413)       (43,954)
    Accumulated other comprehensive income                                    433            283
                                                                         --------       --------
      Total stockholders' equity                                           13,313         22,545
                                                                         --------       --------
Total liabilities and stockholders' equity                               $ 16,704       $ 25,638
                                                                         ========       ========

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[POET HOLDINGS, INC. LETTERHEAD] PRESS RELEASE


POET HOLDINGS, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)


                                                                      Three Months Ended            Nine Months Ended
                                                                         September 30,                September 30,
                                                                     2002           2001           2002           2001
                                                                   --------       --------       --------       --------
Revenues:
    Product                                                        $    830       $  1,060       $  3,459       $  4,824
    Consulting and training                                             392            342            985          1,158
    Support and maintenance                                             483            443          1,390          1,416
                                                                   --------       --------       --------       --------
Total revenues                                                        1,705          1,845          5,834          7,398
                                                                   --------       --------       --------       --------
Costs and operating expenses:
    Cost of product                                                     143             66            383            190
    Cost of consulting and training                                     288            328            967            907
    Cost of support and maintenance                                     343            280          1,093            901
    Selling and marketing                                             1,748          2,988          6,211         10,418
    Research and development                                          1,067            849          3,109          3,024
    General and administrative                                          586            814          1,964          2,498
    Restructuring Costs                                               1,773             --          1,773             --
    Amortization of deferred stock compensation (*)                      13             56             65            168
                                                                   --------       --------       --------       --------
                Total costs and operating expenses                    5,961          5,381         15,565         18,106
                                                                   --------       --------       --------       --------
Operating loss                                                       (4,256)        (3,536)        (9,731)       (10,708)
                                                                   --------       --------       --------       --------
Other income (expense):
    Interest expense                                                     (1)            (3)            (2)           (17)
    Interest income and other, net                                       31            289            332          1,044
                                                                   --------       --------       --------       --------
    Total other income (expense), net                                    30            286            330          1,027
                                                                   --------       --------       --------       --------
Loss before income taxes                                             (4,226)        (3,250)        (9,401)        (9,681)
Income tax expense                                                      (13)           (31)           (58)           (70)
                                                                   --------       --------       --------       --------
Net loss                                                           $ (4,239)      $ (3,281)      $ (9,459)      $ (9,751)
                                                                   ========       ========       ========       ========
Other comprehensive income (loss)                                       (22)           189            150            (99)
                                                                   --------       --------       --------       --------
Comprehensive loss                                                 $ (4,261)      $ (3,092)      $ (9,309)      $ (9,850)
                                                                   ========       ========       ========       ========
Basic and diluted net loss per share                               $  (0.39)      $  (0.30)      $  (0.87)      $  (0.90)
                                                                   ========       ========       ========       ========
Shares used in computing basic and diluted net loss per share        10,893         10,848         10,884         10,819
                                                                   ========       ========       ========       ========

(*) Amortization of deferred stock compensation
    Cost of consulting and training                                $      2       $      6       $      8       $     18
    Cost of support and maintenance                                      --              3              2              8
    Selling and marketing                                                 6             25             29             74
    Research and development                                              3             16             18             49
    General and administrative                                            2              6              8             19
                                                                   --------       --------       --------       --------
                                                                   $     13       $     56       $     65       $    168
                                                                   ========       ========       ========       ========